Exhibit 21.1

Danaher Corporation

Subsidiaries of the Registrant

Name	Jurisdiction of Formation
AB Qualitrol AKM	Sweden
AB Sciex KK	Japan
AB Sciex LLC	Delaware
AB Sciex LP	Canada
AB Sciex Pte Ltd.	Singapore
Aegean Partner LLC	Delaware
Allesee Orthodontic Appliances, Inc.	Wisconsin
Alltec Angewandte Laserlicht Technologie GmbH	Germany
Amadent Empreendimentos e Participações Ltda.	Brazil
American Precision Industries Inc.	Delaware
Anderson Instrument Co., Inc.	New York
ApS KBUS 38 nr. 2018	Denmark
ApS KBUS 38 NR. 2017	Denmark
Aquafine Corporation	California
Aquafine GmbH	Germany
Aran Technologies Limited	Ireland
Arbor Networks, Inc.	Delaware
Argo Canada Holdings ULC	Canada
Ball Screws and Actuators Co., Inc.	California
Beckman Coulter Biomedical Limited	Ireland
Beckman Coulter Biyomedikal Urunler Sanayi ve Ticaret Limited	Turkey
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter France S.A.S.	France
Beckman Coulter G.m.b.H.	Germany
Beckman Coulter International S.A.	Switzerland
Beckman Coulter Ireland Inc.	Panama
Beckman Coulter K.K.	Japan
Beckman Coulter SRL	Italy
Beckman Coulter United Kingdom Limited	United Kingdom
Beckman Coulter, Inc.	Delaware
Beha-Amprobe GmbH	Germany
Carnassial Corporation	Canada
ChemTreat International, Inc.	Virginia
ChemTreat, Inc.	Virginia
Citicon (Hong Kong) Limited	Hong Kong
ClearSight Networks, Inc.	Delaware
Comark Limited	United Kingdom
Corr-Tek Idrometria S.r.l.	Italy
Cragen Limited	United Kingdom
Danaher China Holdings Limited	Hong Kong
Danaher Holding GmbH	Germany
Danaher Linear GmbH	Germany
Danaher Luxembourg Finance S.A.	Luxembourg
Danaher Medical ApS	Denmark
Danaher Motion S.r.l.	Italy
Danaher Motion s.r.o.	Czech Republic
Danaher Motion SA	Switzerland
Danaher Motion Saro AB	Sweden
Danaher Motion Technology, LLC	Delaware

Name	Jurisdiction of Formation
Danaher Motion UK Company	United Kingdom
Danaher Setra-ICG (Tianjin) Co. Ltd.	China
Danaher UK Industries Limited	United Kingdom
DANRAD ApS	Denmark
DANRAD Holding ApS	Denmark
DATAPAQ Limited	United Kingdom
Dental Equipment, LLC	Delaware
Dexis LLC	Delaware
DH Business Services, LLC	Delaware
DH Cooperative, Inc.	Delaware
DH Finance Limited	Cayman Islands
DH Holdings Corp.	Delaware
DH Technologies Development Pte Ltd.	Singapore
DHCDAN ApS	Denmark
DHR Finland Oy	Finland
DHR Technologies Ireland Limited	Ireland
Diagnostic Monitoring Systems Limited	Scotland
DOMS ApS	Denmark
Dynapar Corporation	Illinois
EDSC Research & Development Private Limited	India
Enfocus BVBA	Belgium
Esko Software BVBA	Belgium
Esko-Graphics Kongsberg AS	Norway
Esko-Graphics Pte Ltd.	Singapore
Esko-Graphics, Inc.	Georgia
Fafnir Gmbh	Germany
FJ 900, Inc.	Delaware
Fluke (Switzerland) GmbH	Switzerland
Fluke (UK) Limited	United Kingdom
Fluke (G.B.) LTD	United Kingdom
Fluke Australia Pty Ltd	Australia
Fluke Corporation	Washington
Fluke Electronics Canada LP	Canada
Fluke Electronics Corporation	Delaware
Fluke Europe B.V.	Netherlands
Fluke Holding Austria GmbH	Austria
Fluke Italia S.r.l.	Italy
Fluke Nederland B.V.	Netherlands
Fluke Precision Measurement Limited	United Kingdom
Fluke Shanghai Corporation	China
Fluke U.K. LTD.	United Kingdom
Gems Sensors Inc.	Delaware
Gendex Dental Systems S.r.l.	Italy
Genetix GmbH	Germany
Genetix Group Limited	United Kingdom
Gilbarco Australia Pty Ltd.	Australia
Gilbarco Autotank AB	Sweden
Gilbarco China Co. Ltd	China
Gilbarco GmbH & Co. KG	Germany
Gilbarco Inc.	Delaware
Gilbarco S.r.l.	Italy
Hach Company	Delaware
Hach de Mexico, S. de R.L. de C.V.	Mexico

Name	Jurisdiction of Formation
Hach Lange ApS	Denmark
Hach Lange GmbH	Germany
Hach Lange LTD	United Kingdom
Hach Lange SARL	Switzerland
HACH ULTRA JAPAN KK	Japan
Hengstler GmbH	Germany
Hennessy Industries, Inc.	Delaware
Hexis Cientfica S.A.	Brazil
Imaging Sciences International LLC	Delaware
Immunotech S.A.S.	France
Immunotech s.r.o.	Czech Republic
Implant Direct Sybron International LLC	Nevada
Invetech Technology Consulting PTY LTD	Australia
Iris Power LP	Canada
Iris Power Nova Scotia GP, ULC	Canada
Jacobs Vehicle Systems, Inc.	Delaware
Janos Technology LLC	Delaware
Joslyn Holding Company	Delaware
K.K. AB Sciex	Japan
K.K. Fluke	Japan
K.K. HACH ULTRA JAPAN	Japan
Kaltenbach & Voigt Finance GmbH	Germany
Kaltenbach & Voigt Holding GmbH	Germany
KAVO Dental GmbH	Germany
Kavo Dental Systems Japan, Co., Ltd.	Japan
Kavo Dental Technologies, LLC	Illinois
Keithley Instruments BV	Netherlands
Keithley Instruments GmbH	Germany
Keithley Instruments KK	Japan
Keithley Instruments, Inc.	Ohio
Kerr Corporation	Delaware
Kerr Italia S.r.l.	Italy
KerrHawe S.A	Switzerland
Kollmorgen AB	Sweden
Kollmorgen Corporation	New York
Kollmorgen Europe GmbH	Germany
Kollmorgen S.r.l.	Italy
Kollmorgen s.r.o.	Czech Republic
Kollmorgen SA	Switzerland
Kollmorgen Saro AB	Sweden
Kommanditbolaget Instrumate	Sweden
Launchchange Holding Company	United Kingdom
Launchchange Holdings Limited	United Kingdom
Launchchange Instrumentation Limited	United Kingdom
Leica Biosystems Melbourne PTY LTD	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (Schweiz) AG	Switzerland
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Holdings LP	Canada

Name	Jurisdiction of Formation
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany
Leica Microsystems KK	Japan
Leica Microsystems Limited	Hong Kong
Leica Microsystems S.r.l.	Italy
Leica Mikrosysteme GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Linx Printing Technologies Limited	United Kingdom
LLP Holdings PTY LTD	Australia
Lodestone Acquisition Corp.	California
Lumigen, Inc.	Michigan
M.A.P.L. Holdings Limited	Cayman Islands
McCrometer, Inc.	Delaware
Metrex Research, LLC	Wisconsin
Mixed Signals, Inc.	Delaware
Molecular Devices (New Milton) Ltd.	United Kingdom
Molecular Devices (Shanghai) Limited	China
Molecular Devices, LLC	Delaware
Motion Engineering Incorporated	California
Nexgen Diagnostics, LLC	Delaware
NMTC, Inc.	Delaware
Ormco BV	Netherlands
Ormco Corporation	Delaware
Ormco Europe BV	Netherlands
OTT Medioambiente Iberia, S.L.U	Spain
OTT Messtechnik GmbH & Co. GmbH	Germany
Pacific Scientific Company	California
Pacific Scientific Energetic Materials Company (Arizona) LLC	Delaware
Pacific Scientific Energetic Materials Company (California) LLC	California
Pacific Scientific GmbH	Germany
PacSci Motion Control, Inc.	Massachusetts
PaloDEx Holding OY	Finland
Pentron Corporation	Delaware
Portescap India Private Limited	India
Portescap International S.A.	Switzerland
Portescap Malaysia SDN. BHD.	Malaysia
Portescap S.A.	Switzerland
Portescap Singapore Pte. Ltd.	Singapore
Qualitrol Company LLC	Delaware
Qualitrol Finance Corp.	Delaware
Qualitrol Instruments & Meters (Beijing) Co., Ltd	China
Radiometer America Inc.	Delaware
Radiometer GmbH	Germany
Radiometer K.K.	Japan
Radiometer Limited	United Kingdom
Radiometer Medical ApS	Denmark
Radiometer South Africa (Pty) Ltd	South Africa
Raytek GmbH	Germany
Sarbel Finance Limited	Cayman Islands
Sea-Bird Electronics, Inc.	Washington
Sendx Medical Inc.	Delaware
Setra Systems, Inc.	Massachusetts
Shanghai Shilu Instrument Co. Ltd.	China

Name	Jurisdiction of Formation
Sonix, Inc.	Virginia
SpofaDental a.s.	Czech Republic
SWL Management GmbH	Germany
Sybron Canada LP	Canada
Sybron Dental Specialties, Inc.	Delaware
Sybron Implant Solutions GmbH	Germany
Sybron Implant Solutions Pty Ltd.	Australia
Tektronix (China) Co., Limited	China
Tektronix AB	Sweden
Tektronix China Trading	China
Tektronix Embedded Instruments Group Inc.	Canada
Tektronix G.m.b.H.	Germany
Tektronix GmbH	Germany
Tektronix International Sales GmbH	Switzerland
Tektronix Japan G.K.	Japan
Tektronix Texas, LLC	Delaware
Tektronix U.K. Holdings Limited	United Kingdom
Tektronix U.K. Limited	United Kingdom
Tektronix, Inc.	Oregon
TFF Corporation	Japan
Thomson Industries, Inc.	New York
Thomson Linear LLC	Delaware
Thomson Neff GmbH	Germany
Tianjin Danaher Motion Co., Ltd.	China
Tollo Linear AB	Sweden
Trojan Technologies	Canada
Trojan Technologies Holdings LP	Canada
Trojan Technologies, Inc.	Georgia
U.S. Peroxide, LLC	Delaware
Veeder-Root Company	Delaware
Veeder-Root GmbH	Germany
Veeder-Root Petroleum Equipment (Shanghai) Co., Ltd.	China
Venture Measurement Company LLC	Delaware
Verwaltungs- und Beteiligunggesellschaft Bach GmbH	Germany
Videojet Chile Codificadora Limited	Chile
Videojet Do Brasil Comércio de Equipamentos Para Codificação Industrial Ltda.	Brazil
Videojet Guangzhou Packaging Equipment Co Ltd.	China
Videojet Italia Srl	Italy
Videojet Technologies (I) Pvt. Ltd	India
Videojet Technologies (Nottingham) Limited	United Kingdom
Videojet Technologies (Shanghai) Co., Ltd.	China
Videojet Technologies Europe B.V.	Netherlands
Videojet Technologies GmbH	Germany
Videojet Technologies Inc.	Delaware
Videojet Technologies JSC	Russia
Videojet Technologies LTD	United Kingdom
Videojet Technologies S.A.S.	France
Viqua	Canada
WA Mistral SAS	France
WA2 Sarl	France
Wolke Inks & Printers GmbH	Germany
Zhuhai S.E.Z. Videojet Electronics Ltd.	China
Zipher Limited	United Kingdom